EXHIBIT 10.14

SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (“Agreement”) is entered into by and between on the one hand Brookhill-Wilk 1, LLC, a New York corporation having a principal place of business at 501 Madison Avenue, New York, NY 10022 (“Brookhill-Wilk”), Wilk Patent Development Corporation, a New York corporation having a principal place of business at 475 East 72nd Street, Suite L1, New York, NY 10021 (referred to as “WPDC”), and Peter J. Wilk, an individual (“Wilk” and collectively with Brookhill-Wilk and WPDC, “Licensors”), and on the other hand Intuitive Surgical, Inc., a Delaware corporation, having a principal place of business at 950 Kifer Road, Sunnyvale, CA 94086. Brookhill-Wilk, WPDC, Licensors, and Intuitive Surgical, Inc. may be referred to singly and jointly as “Party,” or “Parties,” respectively.

WHEREAS, Brookhill-Wilk claims to have exclusive licenses to and the exclusive right to protect and enforce and to bring any legal and equitable actions based on United States Patent Nos. 5,217,003 (the “003 Patent”), and 5,368,015 (the “015 Patent”) both entitled “Automated Surgical System and Apparatus,” (collectively, the “Brookhill-Wilk Patents”);

WHEREAS, Wilk is a joint owner as co-inventor of U.S. Patent No. 5,776,126, entitled “Laparoscopic Surgical Apparatus and Associated Method” (“the “126 Patent”);

WHEREAS, Wilk claims to own the entire right, title and interest in U.S. Patent No. 5,217,453, entitled “Automated Surgical System and Apparatus” and additional issued United States patents and patent applications and issued foreign patents and patent applications on which Wilk is named as a sole or co-inventor and/or which are assigned to entities owned in whole or part by Wilk, and which relate to surgical robotic systems, procedures, products, accessories, and methods for their use that may be alleged to have been, currently be, or may in the future be practiced by Intuitive (as the term “Intuitive” is specifically defined below) (collectively, the “Wilk Patents”);

WHEREAS, Brookhill-Wilk brought in the United States District Court for the Southern District of New York, a civil action asserting infringement by Intuitive Surgical, Inc. of the ‘003 and ‘015 Patents entitled Brookhill Wilk 1, LLC v. Intuitive Surgical, Inc., Civil Action No. 00-CV-6599;

WHEREAS, Brookhill-Wilk brought in the United States District Court for the Southern District of New York, a civil action asserting infringement by Computer Motion, Inc. (“CMI”) of the ‘003 and ‘015 Patents entitled Brookhill Wilk 1, LLC v. Computer Motion, Inc., Civil Action No. 0l-CV-1300, which action was dismissed without prejudice;

WHEREAS, Brookhill-Wilk brought in the United States District Court for the Southern District of New York, a civil action asserting infringement by Intuitive Surgical, Inc.’s customers of the ‘003 Patent entitled Brookhill Wilk 1, LLC v. The Mount Sinai Hospital, New York Presbyterian Healthcare System, Inc., and Lenox Hill Hospital, Civil Action No. 03-CV-4977;

WHEREAS, on or about June 30, 2003, Intuitive Surgical, Inc. and CMI entered into a merger agreement under which CMI became a wholly owned subsidiary of Intuitive Surgical, Inc.;

WHEREAS, Brookhill-Wilk, on remand of its suit against Intuitive Surgical, Inc. by the United States Court of Appeals for the Federal Circuit amended its complaint against Intuitive Surgical, Inc. to assert in addition to its claims against Intuitive Surgical, Inc., the claims it had previously brought against CMI in Civil Action No, 0l-CV-1300 in a lawsuit entitled Brookhill Wilk 1, LLC v. Intuitive Surgical, Inc. and Computer Motion, Inc., Civil Action No, 00-CV-6599;

WHEREAS, on the terms and conditions set forth below, Brookhill-Wilk and Intuitive Surgical, Inc. want to resolve all pending litigation between the Parties, and between Brookhill-Wilk and Intuitive Surgical, Inc.’s customers, and seek an amicable and final business resolution and settlement of other possible claims relating to the past, present, and future use, manufacture, offer for sale, sale and importation of surgical robotic systems, procedures, methods, products, and accessories by or on behalf of Intuitive Surgical, Inc., CMI, and their subsidiaries and customers which claims were, could have been, or can in the future be asserted by Licensors;

WHEREAS, Licensors represent that this Agreement is dispositive of all infringement claims that were or that could have been brought by Licensors against Intuitive Surgical, Inc., CMI, their subsidiaries and its (and their) respective direct and indirect customers, other transferees, manufacturers, distributors and resellers related to their alleged infringement of the ‘003 and ‘015 Patents;

WHEREAS, Licensors represent that this Agreement is dispositive of all infringement claims that can be brought by Licensors against Intuitive Surgical, Inc., CMI, their subsidiaries and its (and their) respective direct and indirect customers, other transferees, manufacturers, distributors and resellers relating to any claim of infringement by them of the Wilk Patents;

NOW, THEREFORE, in accordance with the above recitals and in consideration of the mutual covenants contained in this Agreement, Licensors and Intuitive Surgical, Inc. agree as follows:

SECTION 1

DEFINITIONS

As used in this Agreement, the following terms shall be deemed to have the following meanings:

1.1 “Effective Date” shall mean January 13, 2004.

1.2 “Intuitive” shall mean Intuitive Surgical, Inc., any of its subsidiaries, and its (and their) respective direct and indirect customers and users of its products, other transferees, manufacturers, distributors and resellers of the Licensed Products, and each of their officers, directors, employees, stockholders, cooperative members, affiliates, subsidiaries, predecessors, successors and successors in interest, and assigns.

1.3 “Licensed Patents” shall mean the Brookhill-Wilk Patents, the ‘126 Patent, and the Wilk Patents and each issued patent and all patent applications pending as of the Effective Date related thereto, including:

1.3.1 reissued and reexamined patents and their applications,

1.3.2 divisional, continuation and continuation-in-part applications,

1.3.3 each patent issuing from each of said applications, and

1.3.4 the foreign counterparts of each of said patents and applications.

1.3.5 Licensed Patents does not include any patent or patent applications that are filed after the Effective Date except as to those identified in Paragraphs 1.3.1. 1.3.2, 1.3.3, and 1.3.4 of this Agreement.

1.4 “Licensed Product,” singular or plural, shall mean any surgical robotic system, procedure, product, or accessory made by or for Intuitive and/or the method by which any or all are used, where the use, offer for sale, sale, manufacture, importation or other disposition of such procedure, product, or accessory would, whether directly or indirectly (e.g., through contribution or inducement), constitute an infringement of any claim of the Licensed Patents, but for the rights and licenses granted in this Agreement.

SECTION 2

SETTLEMENT UNDERSTANDING

The Parties understand and agree that this Agreement, any consideration given or accepted in connection with it, and the covenants made in it are all made, given and accepted in settlement and compromise of disputed claims.

SECTION 3

GRANT OF LICENSES, COVENANTS AND RELEASE

3.1 Subject only to the timely payment by Intuitive of the one-time license fee referenced in Section 4 (“LICENSE FEE, TERMINATION”) of this Agreement, Brookhill-Wilk hereby grants to Intuitive, under the Brookhill-Wilk Patents, a perpetual, exclusive, fully paid-up, royalty-free transferable, license to use, supply, make (and have made), sell, offer to sell, import, and export any surgical robotic system, product, or accessory and to practice any methods and procedures with those systems, products, and accessories, and to otherwise practice any of the Brookhill-Wilk Patent rights as Intuitive sees fit in its sole discretion without limitation as to field.

3.2 Subject only to the timely payment by Intuitive of the one-time license fee referenced in Section 4 (“LICENSE FEE, TERMINATION”) of this Agreement, Wilk and WPDC on behalf of themselves and their successors, hereby grant to Intuitive a perpetual, fully paid-up, royalty-free covenant not to sue Intuitive on the Wilk Patents. This covenant not to sue applies to past, current and future Licensed Products.

3.3 Subject only to the timely payment by Intuitive of the one-time license fee referenced in Section 4 (“LICENSE FEE, TERMINATION”) of this Agreement, Wilk and WPDC hereby grant to Intuitive, a perpetual, fully paid-up, royalty-free non-exclusive license on the ‘126 Patent to use, supply, make (and have made), sell, offer to sell, import, and export any surgical robotic system, product, or accessory and to practice any methods and procedures with those systems, products, and accessories, and to otherwise practice the ‘126 Patent rights as Intuitive sees fit in its sole discretion without limitation as to field.

3.4 Subject only to the timely payment by Intuitive of the one-time license fee referenced in Section 4 (“LICENSE FEE, TERMINATION”) of this Agreement, Intuitive, Brookhill-Wilk, Wilk and WPDC agree that they shall within five (5) business days after the Effective Date:

3.4.1 dismiss with prejudice all claims, demands, and causes of action that Licensors have asserted or could have asserted against Intuitive and/or Computer Motion, Inc. in Civil Action No. 00-CV-6599. Concurrently with said dismissal by Brookhill-Wilk, Intuitive shall also dismiss with prejudice all counterclaims, demands and causes of actions it asserted or could have asserted against Brookhill-Wilk, Wilk and WPDC in Civil Action Nos. 00-CV-6599;

3.4.2 dismiss with prejudice all claims, demands, and causes of action that Licensors have asserted or could have asserted against The Mount Sinai Hospital, New York Presbyterian Healthcare System, Inc., and Lenox Hill Hospital in Civil Action No. 03-CV-4977.

3.4.3 Intuitive and Licensors, for themselves and for each of their subsidiaries, related companies, predecessors, successors, heirs, assigns, and agents irrevocably release and forever discharge each other from and for any and all claims, causes of action, suits, damages, demands, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments, trespasses and liabilities of any nature whatsoever, at law or in equity, whether asserted or unasserted, whether known or unknown, whether suspected or unsuspected to exist, and Licensors further covenant not to sue Intuitive directly or indirectly based on activities, that relate in any way to any of the Licensed Patents or any claims which were, could have been, or could be brought or made in any lawsuit relating to infringement of any of the Licensed Patents which it has the rights to;

3.5 LICENSORS RECOGNIZE THAT A GENERAL RELEASE MAY NOT EXTEND TO CLAIMS WHICH THE LICENSORS DO NOT KNOW OR SUSPECT TO EXIST IN HIS OR THEIR FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY ANY OR ALL OF THE LICENSORS WOULD HAVE MATERIALLY AFFECTED HIS OR THEIR ENTRY INTO THIS AGREEMENT WITH INTUITIVE. IN GRANTING THE LICENSES AND COVENANTS CONTAINED IN THIS AGREEMENT, LICENSORS EXPRESSLY INTEND THAT THIS AGREEMENT SHALL INCLUDE ALL CLAIMS

KNOWN, UNKNOWN, AND UNSUSPECTED, AND LICENSORS EXPRESSLY WAIVE THEIR RIGHTS UNDER ANY APPLICABLE STATUTE REGARDING THE UNENFORCEABILITY OF GENERAL RELEASES.

SECTION 4

LICENSE FEE, TERMINATION

4.1 In full consideration of the value received under this Agreement from Licensors, Intuitive agrees to pay a one-time license fee in the amount of Two Million Six Hundred Thousand U.S. Dollars ($2,600,000.00). This license fee is non-refundable. Payment of this license fee shall be made within five (5) business days of the Effective Date.

4.2 The $2,600,000.00 license fee shall be paid as follows, via wire-transfer from Intuitive to the following accounts:

4.2.1 Recipient’s name: Wilk Patent Development Corp.

Recipient’s address: 475 East 72nd Street, New York, NY 10021

Bank name: Citibank N.A.

Address: 162 Amsterdam Avenue, New York, NY 10021

Recipient’s account number: 47589078

Routing number: 021000089

Amount: $1,075,000.00

4.2.2 Recipient’s name: Brookhill Management Corp.

Bank name: United States Trust Co. of NY

Bank address: 11 West 54th Street, New York, NY 10019

Recipient’s account number: 20-2602-3

ABA#: 021001318

Amount: $1,525,000.00

4.3 Upon payment of the one-time license fee of Section 4.1 in accordance with the payment instructions of Section 4.2, this Agreement, the payment, and the license grants and releases contained in it become non-terminable and non-revocable.

SECTION 5

TERM

5.1 The rights, licenses and covenants not to sue or assert and the releases granted under this Agreement shall commence on the Effective Date.

5.2 This Agreement shall remain in full force and effect during the pendency and life of, and until the expiration of the last to expire of, the Licensed Patents.

5.3 All rights and licenses granted under or pursuant to this Agreement by Licensors to Intuitive are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses and rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that Intuitive, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

SECTION 6

NOTICE

6.1 Any notice required or permitted to be given under this Agreement shall be given to each other Party in writing and delivered by overnight courier, signature of receipt required, and shall be deemed delivered upon written confirmation of delivery by the courier, if sent to the following respective addresses or such new addresses as may from time to time be supplied by the Parties.

To Brookhill-Wilk, LLC:	Brookhill-Wilk, LLC 501 Madison Avenue, New York, NY 10022 Attention: Ronald B. Bruder

With a copy to:	Levisohn, Berger & Langsam, LLP 805 Third Avenue, 19th Floor New York, New York 10022 Attention: Peter L. Berger Telephone: (212) 486-7272 Facsimile: (212) 486-0323

To Peter J. Wilk:	475 East 72nd Street, Suite L1 New York, NY 10021 Telephone: (212) 744-5122 Facsimile: (212) 982-3202

With a copy to:	Donald G. Leka, Esq. 140 Sewall Avenue Brookline, MA 02446 Telephone: (617) 359-3664 Facsimile: (617) 734-0745

To Wilk Patent Development Corp.	475 East 72nd Street, Suite L1 New York, NY 10021 Attention: Peter J. Wilk Telephone: (212) 744-5122 Facsimile: (212) 982-3202

With a copy to:	Sol V. Slotnik, Esq. 11 East 44th Street, 17th Floor New York, New York 10017 Telephone: (212) 687-1222 Facsimile: (212) 986-2399

With a copy to:	Donald G. Leka, Esq. 140 Sewall Avenue Brookline, MA 02446 Telephone: (617) 359-3664 Facsimile: (617) 734-0745

To Intuitive:	Intuitive Surgical, Inc. 950 Kifer Road Sunnyvale, CA 94086 Attention: Lonnie Smith Telephone: (408) 523-2100 Facsimile: (408) 5231390

With a copy to:	Fish & Richardson, P.C. 500 Arguello Street, Suite 500 Redwood City, CA 94063 Attention: David M. Barkan Telephone: (650) 839-5070 Facsimile: (650) 839-5071

SECTION 7

WARRANTIES AND INDEMNIFICATION

7.1 Brookhill-Wilk represents and warrants that:

7.1.1 it is a company in good standing under the laws of the State of New York;

7.1.2 it has the authority to enter into this Agreement;

7.1.3 this Agreement is valid, binding and enforceable in accordance with its terms;

7.1.4 it has all necessary right, title, and interest in the Brookhill-Wilk Patents to grant the rights, licenses, covenants not to sue or assert, and releases contained in paragraphs 3.1 and 3.4 of this Agreement;

7.1.5 Mr. Bruder has full right and authority to execute this Agreement on behalf of Brookhill-Wilk;

7.1.6 there are no licenses, liens, conveyances, mortgages, assignments and/or other agreements that would prevent or impair the full and complete exercise by Intuitive of any or all of the rights and licenses, or the full and complete enjoyment by Intuitive of any or all of the covenants not to sue, or the release, granted in paragraphs 3.1 and 3.4 of this Agreement; and

7.1.7 no person or entity other than Brookhill-Wilk, Wilk and WPDC has a right to enforce any of the Licensed Patents or to collect damages for past, present or future infringement of any of them except as noted for US Patent 5,776,126.

7.2 Wilk represents and warrants that:

7.2.1 he has the authority to enter into this Agreement;

7.2.2 this Agreement is valid, binding and enforceable in accordance with its terms;

7.2.3 he has all necessary right, title, and interest in the Wilk Patents, and the ‘126 Patent to grant the rights, licenses, covenants not to sue or assert, and releases contained in paragraphs 3.2, 3.3, and 3.4 of this Agreement;

7.2.4 he has sought the advice of independent counsel and enters into this Agreement freely, willingly, and without reservation;

7.2.5 there are no licenses, liens, conveyances, mortgages, assignments and/or other agreements that would prevent or impair the full and complete exercise by Intuitive of any or all of the rights and licenses, or the full and complete enjoyment by Intuitive of any or all of the covenants not to sue, or the release, granted in this Agreement; and

7.2.6 no person or entity other than Brookhill-Wilk, Wilk and WPDC has a right to enforce any of the Licensed Patents and the ‘126 Patent or to collect damages for past, present or future infringement of any of them except as noted for US Patent 5,776,126.

7.3 WPDC represents and warrants that:

7.3.1 it is a company in good standing under the laws of the State of New York;

7.3.2 it has the authority to enter into this Agreement;

7.3.3 this Agreement is valid, binding and enforceable in accordance with its terms;

7.3.4 it has all necessary right, title, and interest in the Wilk Patents, and the ‘126 Patent to grant the rights, licenses, covenants not to sue or assert, and releases contained in paragraphs 3.2, 3.3, and 3.4, of this Agreement;

7.3.5 it has sought the advice of independent counsel and enters into this Agreement freely, willingly, and without reservation;

7.3.6 Dr. Wilk has full right and authority to execute this Agreement on behalf of WPDC;

7.3.7 there are no licenses, liens, conveyances, mortgages, assignments and/or other agreements that would prevent or impair the full and complete exercise by Intuitive of any or all of the rights and licenses, or the full and complete enjoyment by Intuitive of any or all of the covenants not to sue, or the release, granted in this Agreement; and

7.3.8 no person or entity other than Brookhill-Wilk, Wilk and WPDC has a right to enforce any of the Licensed Patents or to collect damages for past, present or future infringement of any of them except as noted for US Patent 5,776,126.

7.4 Licensors agree to indemnify Intuitive and pay all associated costs of defense, including attorney fees attributable to any specific claim, in the event that any such specific claim is brought by any third party against Intuitive, where the third party claims rights that Brookhill-Wilk, WPDC, and Wilk have conveyed to Intuitive by this Agreement.

SECTION 8

RELATIONSHIP OF THE PARTIES

Nothing in this Agreement shall be construed to make Licensors and Intuitive partners, joint venturers, or create a fiduciary status or relationship between them or make either Licensors or Intuitive an agent of the other; nor will any similar relationship be deemed to exist between them. Neither Licensors nor Intuitive shall make representations contrary to the terms of this Paragraph, nor shall either become liable by reason of any representation, act, or omission of the other contrary to the provisions of this Paragraph. This agreement is not for the benefit of any third party (except to the extent of the dismissal of the suit brought by Brookhill-Wilk against Intuitive Surgical, Inc.’s customers) and shall not be deemed to give any right or remedy to such party.

SECTION 9

ASSIGNABILITY

A Party may assign its rights and obligations under this Agreement only to an entity or entities that acquire(s) all or substantially all of the Party’s business or assets related to this Agreement, whether through purchase, merger, reorganization or otherwise. In the case of such assignment, the assignee shall have the rights and obligations of the assignor under this Agreement to the same extent as if the assignee had been named as a Party to the agreement.

SECTION 10

MISCELLANEOUS

10.1 Counterparts: This Agreement may be executed in counterparts, which taken together shall constitute one document.

10.2 Entire Agreement: This Agreement constitutes the entire agreement among the Parties concerning its subject matter and supersedes all written or oral prior or contemporaneous agreements and understandings with respect to the subject matter of this Agreement. No Party shall be bound by any condition, definition, warrantee, understanding, or representation with respect to the subject matter of this Agreement except as expressly provided in this Agreement. No variation or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the authorized representatives of Licensors and Intuitive.

10.3 Severability. If any provision of this Agreement is declared by a court of competent jurisdiction or by operation of law to be invalid, illegal, unenforceable, or void, then Licensors and Intuitive shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable, or void. If the remainder of this Agreement is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law, and the invalid term or provision shall be replaced by such valid term or provision as comes closest to the intentions of the Licensors and Intuitive underlying the invalid term or provision.

10.4 Mutual Drafting. This Agreement is the joint product of the Parties and their respective counsel, and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of the Parties and counsel, and shall not be construed for or against any Party on the basis of authorship.

10.5 No Other Agreement. Licensors and Intuitive each represent that in entering into this Agreement, they rely on no promise, inducement, or other agreement not expressly contained in this Agreement; that they have read this Agreement and discussed it thoroughly with their respective legal counsel; that they understand all of the provisions of this Agreement and intend to be bound by them; and that they enter into this Agreement voluntarily.

10.6 Governing Law/Venue. This Agreement is made and entered into in the State of New York and shall be construed, governed, interpreted, and enforced in accordance with the laws of the State of New York, except that questions affecting the construction and effect of the Licensed Patents shall be determined by the law of the United States. Except as provided otherwise in this Agreement, any dispute, claim or controversy arising out of or relating to this Agreement, or the breach, or validity of this Agreement shall be adjudicated only by a court of competent jurisdiction in the County of New York, State of New York, and all parties hereby consent to jurisdiction and venue in such County.

10.7 Attorneys Fees. The prevailing Party shall be entitled to recover from the losing Party or Parties its reasonable attorneys’ fees and costs incurred in any lawsuit or other action with respect to any claim arising from the facts or obligations set forth in this Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of Licensors and Intuitive have executed this Agreement.

BROOKHILL-WILK 1, LLC	INTUITIVE SURGICAL, INC.

RONALD B. BrUDER CHAIRMAN	LONNIE SMITH CHAIRMAN

DATE: 1/8/04	DATE: 1/13/04

PETER J. WILK PRESIDENT

DATE: 1/8/04

WILK PATENT DEVELOPMENT CORP.	PETER J. WILK

PETER J. WILK CHAIRMAN	PETER J. WILK

DATE: 1/8/04	DATE: 1/8/04